EXECUTION VERSION

FIRST AMENDMENT
FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of August 16, 2013 (this “Amendment”), among BOOZ ALLEN HAMILTON INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined below), the Administrative Agent (as defined below), the Collateral Agent (as defined below), and the Lenders party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.
W I T N E S S E T H
WHEREAS, the Borrower, the Lenders from time to time party thereto, BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent (in such capacity, the “Collateral Agent”) and Issuing Lender, are parties to a Credit Agreement, dated as of July 31, 2012 (as heretofore amended, the “Credit Agreement”);
WHEREAS, the Borrower has requested that (a) the Persons set forth on Schedule I hereto (the “New Refinancing Tranche B Term Lenders”) make term loans (the “New Refinancing Tranche B Term Loans”) in an aggregate principal amount of $147,140,457.79 to the Borrower on the First Amendment Effective Date (as defined below) and (b) the Exchanging Lenders (as defined below) exchange their Existing Tranche B Term Loans (as defined below) for term loans of like aggregate principal amount (the “Exchanged Refinancing Tranche B Term Loans” and, together with the New Refinancing Tranche B Term Loans, the “Refinancing Tranche B Term Loans”);
WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Borrower and the Lenders party hereto, constituting no less than the Required Lenders (determined immediately prior to giving effect to the Amendment) agree to amend the Credit Agreement as set forth herein;
WHEREAS, BOOZ ALLEN HAMILTON INVESTOR CORPORATION, a Delaware corporation (the “Investor”), the Borrower, certain of the Borrower’s subsidiaries (the “Subsidiary Guarantors” and, together with the Investor, “the Guarantors”, and together with the Investor and the Borrower, the “Loan Parties”), and the Collateral Agent are parties to a Guarantee and Collateral Agreement, dated as of July 31, 2012 (the “Guarantee and Collateral Agreement”); and
WHEREAS, the Loan Parties, the Required Lenders and the Collateral Agent agree to amend the Guarantee and Collateral Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE – REFINANCING TRANCHE B TERM LOANS.
(a)    Subject to the terms and conditions set forth herein and in the Credit Agreement, each New Refinancing Tranche B Term Lender severally agrees to make New Refinancing Tranche B Term Loans in Dollars to the Borrower on the First Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such New Refinancing Tranche B Term Lender’s name on Schedule I hereto. Amounts borrowed under this Section 1(a) and repaid or prepaid may not be reborrowed.
(b)    The proceeds of the New Refinancing Tranche B Term Loans shall be used solely to repay in full all Initial Tranche B Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness hereof (the “Existing Tranche B Term Loans”), other than the Existing Tranche B Term Loans of the Exchanging Lenders that are exchanged for Exchanged Refinancing Tranche B Term Loans and deemed repaid pursuant to paragraph (d) below, and to pay related fees and expenses.
(c)    Unless previously terminated, the commitments of the New Refinancing Tranche B Term Lenders pursuant to Section 1(a) shall terminate upon the making of the New Refinancing Tranche B Term Loans on the First Amendment Effective Date.
(d)    Each Existing Tranche B Term Lender that executes and delivers a signature page to this Amendment and indicates thereon its election of the “Cashless Settlement Option” (each such Lender, an “Exchanging Lender” and, together with the New Refinancing Tranche B Term Lenders, the “Refinancing Tranche B Term Lenders”; each Tranche B Term Lender that does not so elect, a “Non-Exchanging Lender”) severally agrees, on the First Amendment Effective Date and subject to the terms and conditions set forth herein and in the Credit Agreement, to exchange all (or such lesser amount as the Administrative Agent may allocate to such Lender (any such Existing Tranche B Term Loans of such Lender not allocated for exchange pursuant hereto, its “Non-Allocated Existing Tranche B Term Loans”)) of its Existing Tranche B Term Loans (the aggregate principal amount of Existing Tranche B Term Loans of such Lender so exchanged, its “Exchanged Amount”) for Exchanged Refinancing Tranche B Term Loans (which Existing Tranche B Term Loans so exchanged shall thereafter be deemed repaid and canceled and no longer be outstanding) in an aggregate principal amount equal to its Exchanged Amount. All accrued and unpaid interest on, and all other amounts owing in respect of, the Existing Tranche B Term Loans of each Exchanging Lender that are exchanged pursuant to this paragraph (d) (less the Exchanged Amount) shall be repaid in full in cash on the First Amendment Effective Date.
(e)    The Existing Tranche B Term Loans of each Non-Exchanging Lender and the Non-Allocated Existing Tranche B Term Loans of each Exchanging Lender shall be repaid in full in cash on the First Amendment Effective Date, together with all accrued and unpaid interest on, and all other amounts owing in respect of, such Existing Tranche B Term Loans.
(f)    Unless the context shall otherwise require, the New Refinancing Tranche B Term Lenders and the Exchanging Lenders shall constitute “Tranche B Term Lenders”, “Term Lenders” and “Lenders” and the New Refinancing Tranche B Term Loans and Exchanged Refinancing Tranche B Term Loans shall constitute “Initial Tranche B Term Loans”, “Tranche B Term Loans”, “Term Loans” and “Loans”, in each case for all purposes of the Credit Agreement and the other Loan Documents. For the avoidance of doubt, the New Refinancing Tranche B Term Loans and the Exchanged Refinancing Tranche B Term Loans shall constitute a single Tranche under the Credit Agreement.
SECTION TWO – CREDIT AGREEMENT AMENDMENTS. Subject to the satisfaction of the conditions set forth in Section Four hereof:
(a)    The following defined terms shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
“First Amendment” means the First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
“First Amendment Effective Date” means August 16, 2013.
“Limited Condition Acquisition” means any Permitted Acquisition permitted by (a) Section 7.7(f) or (b) by Section 7.7 in an aggregate amount not to exceed $100,000,000, in each case that the Borrower or one or more of its Subsidiaries is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement), whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Rollover Indebtedness” means Indebtedness of a Loan Party issued to any Lender in lieu of such Lender’s pro rata portion of any repayment of Term Loans made pursuant to Section 2.11 or Section 2.12 so long as (other than in connection with a refinancing in full of the Facilities) the terms of such Indebtedness shall be of a type permitted by, and shall comply with the proviso set forth in, the definition of “Permitted Refinancing Obligations”.
(b)    The definition of “Applicable Margin” or “Applicable Commitment Fee Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) replacing the percentages “2.50%” and “3.50%” in clause (ii) with “2.00%” and “3.00%”, respectively, and (ii) deleting the text “and the Applicable Margin with respect to Initial Tranche B Term Loans shall be determined in accordance with clause (ii) and the first proviso of this definition”.
(c)    The definition of “Available Amount” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing “$50,000,000” in clause (a) with “$100,000,000”.
(d)    The definition of “Consolidated Net Senior Secured Leverage” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing “$150,000,000” in clause (b) with “$250,000,000”.
(e)    The definition of “Consolidated Net Total Leverage” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing “$150,000,000” in clause (b) with “$250,000,000”.
(f)    The definition of “Eurocurrency Base Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the following parenthetical immediately after the word “Dollars” in the first sentence: “(or, if the British Bankers’ Association no longer administers such rate, the equivalent rate for dollar deposits administered by any successor administrator of such rate)”.
(g)    The definition of “FATCA” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.”
(h)    The definition of “Maximum Incremental Facilities Amount” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the text “the sum of (a) $300,000,000 and (b)”, and (ii) deleting each use of the term “additional”.
(i)    The definition of “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the following parenthetical at the end of clause (c) thereto: “(or, in the case of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into)”.
(j)    The definition of “Permitted Investors” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting immediately after each use of the phrase “the Closing Date” the following text: “or the First Amendment Effective Date”.
(k)    The definition of “Permitted Refinancings” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting immediately after the phrase “no Event of Default shall be continuing” in clause (c) of the proviso the following parenthetical: “(or, in the case of an incurrence of Indebtedness that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into)”.
(l)    The definition of “Unrestricted Subsidiary” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting immediately after the phrase “Event of Default” in subclause (i) of the first proviso of the third sentence of such definition the following parenthetical: “(or, in the case of a designation that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into)”.
(m)    Section 1.3(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(d)    for purposes of calculating the principal amount of Indebtedness permitted to be incurred pursuant to either Section 2.25(a)(x) or Section 7.2(i)(i), in each case, in reliance on the definition of “Maximum Incremental Facilities Amount,” any pro forma calculation of the Consolidated Net Senior Secured Leverage Ratio shall not give effect to any other incurrence of Indebtedness on the date of determination pursuant to Section 2.25(a)(y) or any other clause or sub-clause of Section 7.2;”
(n)    Section 1.3(e) of the Credit Agreement is hereby amended by (i) inserting “(x)” at the end of the text “Section 2.25(a)”, (ii) deleting each occurrence of the phrase “clause (b) of”, (iii) replacing the word “of” in the first instance in which it appears in each of clause (x) and clause (y) thereof with the word “on” and (iv) inserting “and” at the end of such clause.
(o)    Section 1.3 of the Credit Agreement is hereby amended by adding the following new clause (f) at the end thereof:
“(f)    for purposes of (x) determining compliance with any provision of this Agreement which requires pro forma compliance with the covenants set forth in Section 7.1 or pro forma calculation of the Consolidated Net Senior Secured Leverage Ratio, Consolidated Net Total Leverage Ratio or the Consolidated Net Interest Coverage Ratio or (y) testing baskets set forth in Article VII of this Agreement (including baskets measured as a percentage of Consolidated EBITDA), in each case, solely for purposes of determining whether the incurrence of Indebtedness or Liens, or the making of Investments, Restricted Payments, fundamental changes under Section 7.4 or the designation of an Unrestricted Subsidiary, in each case necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition is permitted (and, for the avoidance of doubt, not for purposes of determining quarterly compliance with the financial covenant set forth in Section 7.1), the date of determination shall, at the option of the Borrower, be the time the definitive agreements for such Limited Condition Acquisition are entered into after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Test Period (in a manner consistent, where applicable, with the pro forma adjustments set forth in clause (j) of and the last proviso of the first sentence of the definition of “Consolidated EBITDA”), and, for the avoidance of doubt, if any of such baskets or ratios are exceeded as a result of fluctuations in such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if the Borrower has made such an election, in connection with the calculation of any basket or ratio availability with respect to the incurrence of Indebtedness or Liens, or the making of Investments, Restricted Payments, Dispositions, fundamental changes under Section 7.4 or the designation of an Unrestricted Subsidiary (excluding the financial covenant set forth in Section 7.1) on or following the date of such election and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisitions and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated, except to the extent that such calculation would result in a lower Consolidated Net Senior Secured Leverage Ratio or Consolidated Net Total Leverage Ratio or a higher Consolidated Net Interest Coverage Ratio or larger basket, as applicable, than would apply if such calculation was made without giving Pro Forma Effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof);”
(p)    Section 2.11(b) of the Credit Agreement is hereby amended by replacing the phrase “the first anniversary of the Closing Date” with “the six-month anniversary of the First Amendment Effective Date”.
(q)    Section 2.11(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(c)    Notwithstanding any other provision of this Section 2.11, a Lender may, at its option, and if agreed by the Borrower, in connection with any prepayment of Tranche B Term Loans pursuant to Section 2.11(a), exchange such Lender’s portion of the Tranche B Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment (and any such Tranche B Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents).”
(r)    Section 2.12 of the Credit Agreement is hereby amended by adding the following new clause (g) at the end thereof:
“(g)    Notwithstanding any other provision of this Section 2.12, a Lender may, at its option, and if agreed by the Borrower, in connection with any prepayment of Tranche B Term Loans pursuant to Section 2.12(a), exchange such Lender’s portion of the Tranche B Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment (and any such Tranche B Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents).”
(s)    Section 2.15(a) of the Credit Agreement is hereby amended by replacing “1.00%” in clause (ii) thereof with “0.75%”.
(t)    Section 2.15(b) of the Credit Agreement is hereby amended by replacing “2.00%” in clause (ii) thereof with “1.75%”.
(u)    Section 2.24 of the Credit Agreement is hereby amended by replacing the phrase “the first anniversary of the Closing Date” in clause (I) of the proviso with “the six-month anniversary of the First Amendment Effective Date”.
(v)    Section 2.25(a) of the Credit Agreement is hereby amended by (i) inserting immediately after “in an aggregate amount for all such New Loan Commitments not in excess of, at the time the respective New Loan Commitments become effective,”: “(x)”, (ii) adding the following text to the end of the first sentence of clause (a): “and (y) an additional amount not to exceed, together with (i) all other New Loan Commitments established pursuant to this Section 2.25(a)(y) and (ii) Additional Obligations incurred pursuant to Section 7.2(p), $300,000,000 in the aggregate” and (iii) adding the following new sentence following the first sentence of clause (a): “ For purposes of determining compliance with the foregoing sentence of this Section 2.25(a), in the event that New Loan Commitments can be incurred under either clause (x) or (y) of such sentence, the Borrower shall, in its sole discretion classify such New Loan Commitments (or any portion thereof) and may include the amount of such New Loan Commitments in one or both of such clauses.”.
(w)    Section 2.25(b) of the Credit Agreement is hereby amended by inserting at the end of subclause (i) of the first proviso the following parenthetical: “(or, in the case of an incurrence of New Loans necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into)”.
(x)    Section 2.26(b) of the Credit Agreement is hereby amended by inserting immediately after the phrase “ten (10) Business Days” the following parenthetical: “(or such shorter period as the Administrative Agent may agree in its reasonable discretion)”.
(y)    Section 2.26(b) of the Credit Agreement is hereby further amended by inserting the following text at the end of such Section:
“The Borrower may amend, revoke or replace an Extension Request pursuant to procedures reasonably acceptable to the Administrative Agent at any time prior to the date (the “Extension Request Deadline”) on which Lenders under the applicable Existing Term Tranche or Existing Term Tranches are requested to respond to the Extension Request. Any Lender may revoke an Extension Election at any time prior to 5:00 p.m. on the date that is two (2) Business Days prior to the Extension Request Deadline, at which point the Extension Election becomes irrevocable (unless otherwise agreed by Borrower). The revocation of an Extension Election prior to the Extension Request Deadline shall not prejudice any Lender’s right to submit a new Extension Election prior to the Extension Request Deadline.”
(z)    Section 7.2(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(i)    Indebtedness of the Borrower and any Restricted Subsidiary constituting (i) Additional Obligations, in an aggregate principal amount at the time of incurrence not in excess of the Maximum Incremental Facilities Amount, (ii) Permitted Debt Exchange Notes in respect of Indebtedness incurred pursuant to this Agreement (other than Indebtedness incurred pursuant to Section 2.25(a)(y)), (iii) Permitted Refinancing Obligations in respect of Indebtedness incurred pursuant to this Agreement (other than Indebtedness incurred pursuant to Section 2.25(a)(y)), (iv) Rollover Indebtedness in respect of Indebtedness incurred pursuant to this Agreement (other than Indebtedness incurred pursuant to Section 2.25(a)(y)) and (v) Permitted Refinancings in respect of Indebtedness incurred pursuant to the preceding clauses (i) through (iv);
(aa)    Section 7.2(p) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(p)    Indebtedness of the Borrower or any Restricted Subsidiary constituting (i) Additional Obligations (other than Additional Obligations incurred in reliance on the Maximum Incremental Facilities Amount) in an aggregate principal amount not to exceed, together with the aggregate principal amount of New Loan Commitments established pursuant to Section 2.25(a)(y), $300,000,000 in the aggregate, (ii) Permitted Debt Exchange Notes in respect of Indebtedness incurred pursuant to Section 2.25(a)(y), (iii) Permitted Refinancing Obligations in respect of Indebtedness incurred pursuant to Section 2.25(a)(y), (iv) Rollover Indebtedness incurred in respect of Indebtedness incurred pursuant to this Section 2.25(a)(y) and (v) Permitted Refinancings in respect of Indebtedness incurred pursuant to the preceding clauses (i) through (iv);”
(bb)    Section 7.2(v) of the Credit Agreement is hereby amended by inserting at the end of subclause (ii) the following text: “(or, in the case of an incurrence of Indebtedness necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into)”.
(cc)    Section 7.2 of the Credit Agreement is hereby amended by replacing “clauses (c), (i), (j), (k), (s)(iii), (t), (u), (v), or (aa) above” in the final paragraph thereof with “clauses (c), (i), (j), (k), (p), (s)(iii), (t), (u), (v), or (aa) above”.
(dd)    Section 7.3(g) of the Credit Agreement is hereby amended by inserting “7.2(p),” between “7.2(k),” and “7.2(r),” in subclause (i).
(ee)    Section 7.5(e) of the Credit Agreement is hereby amended by (i) inserting “(x)” at the beginning of such clause (e) and (ii) inserting immediately after “in connection therewith” at the end of such clause (e) the following text: “and (y) the Disposition of assets that are necessary or advisable, in the good faith judgment of the Borrower, in order to obtain the approval of any Governmental Authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Acquisition or any Investment permitted by Section 7.7; provided that the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith”.
(ff)    Section 7.6(b) of the Credit Agreement is hereby amended by inserting immediately after each occurrence of “no Default or Event of Default is continuing or would result therefrom” the following parenthetical: “(or, in the case of a Restricted Payment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into)”.
(gg)    Section 7.6(m) of the Credit Agreement is hereby amended by replacing “$50,000,000” and “10%” with “$75,000,000” and “15%”, respectively.
(hh)    Section 7.6(o) of the Credit Agreement is hereby amended by (i) replacing “$25,000,000” with “$150,000,000”, and (ii) inserting immediately after the phrase “or would result therefrom” the following parenthetical: “(or, in the case of a Restricted Payment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into)”.
(ii)    Section 7.7(z) of the Credit Agreement is hereby amended by inserting immediately after the phrase “after giving effect thereto” in subclause (x) the following parenthetical: “(or, in the case of an Investment that is necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Acquisition, no Default or Event of Default exists as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into)”.
(jj)    Section 7.12(l) of the Credit Agreement is hereby amended by inserting immediately after the phrase “Permitted Refinancing Obligations” the following text: “, indentures, instruments or agreements governing any Rollover Indebtedness”.
(kk)    Section 7.13 of the Credit Agreement is hereby amended by inserting immediately after the phrase “Permitted Refinancing Obligations” in subclause (b)(iv) the following text: “, indentures, instruments or agreements governing any Rollover Indebtedness”.
SECTION THREE – GUARANTEE AND COLLATERAL AGREEMENT AMENDMENTS. Subject to the satisfaction of the conditions set forth in Section Four hereof:

(a)    Section 1.1 of the Guarantee and Collateral Agreement is hereby amended by inserting the following defined term in the appropriate alphabetical order:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
(b)    The definition of “Borrower Obligations” in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended by inserting the following sentence at the end of such definition:
“With respect to any Grantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), all or a portion of the guarantee of such Grantor (in its capacity as a Guarantor) of, or the grant by such Grantor of a security interest for, the obligation (the “Excluded Borrower Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act is or becomes illegal, the Borrower Obligations guaranteed or secured by such Grantor shall not include any such Excluded Borrower Obligation. If an Excluded Borrower Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only with respect to the portion thereof that is attributable to swaps for which such guarantee or security interest is or becomes illegal.”
(c)    The definition of “Guarantor Obligations” in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended by inserting the following sentence at the end of such definition:
“With respect to any Guarantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest for, the obligation (the “Excluded Guarantor Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act is or becomes illegal, the Guarantor Obligations of such Guarantor shall not include any such Excluded Guarantor Obligation. If an Excluded Guarantor Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only with respect to the portion thereof that is attributable to swaps for which such guarantee or security interest is or becomes illegal.”
SECTION FOUR – CONDITIONS TO EFFECTIVENESS: This Amendment, the agreements of the New Refinancing Tranche B Term Lenders and the Exchanging Lenders under Section One hereof and the amendments set forth in Sections Two and Three shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied:
(a)    Amendment. the Loan Parties, each Refinancing Tranche B Term Lender and Lenders constituting the Required Lenders (determined immediately prior to giving effect to the Amendment) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent (or its counsel);
(b)    No Default; Representations and Warranties. no Default or Event of Default shall exist as of the First Amendment Effective Date after giving effect to this Amendment and the borrowing of the Refinancing Tranche B Term Loans and (ii) all of the representations and warranties of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on the First Amendment Effective Date as if made on and as of such date (unless such representation or warranty relates to a specific date, in which case such representation or warranty shall have been true and correct in all material respects as of such specific date);
(c)    Borrowing and Prepayment. (i) the Administrative Agent shall have received from the Borrower a notice of prepayment with respect to the Initial Tranche B Term Loans (other than the Exchanged Initial Tranche B Term Loans) (the “Term Loan Prepayment”) and a notice of borrowing with respect to the Refinancing Tranche B Term Loans and (ii) substantially contemporaneously with the other transactions contemplated hereby, the Borrower shall have made the Term Loan Prepayment and shall have paid all accrued and unpaid interest on all Existing Tranche B Term Loans and other amounts required to be paid by it in connection therewith;
(d)    Fees. the Borrower shall have paid, or caused to be paid to the Administrative Agent all fees and other amounts due and payable under or in connection with this Amendment, including, without limitation, the fees payable pursuant to Section 10 hereof and all fees and other amounts agreed to between the Borrower and the joint lead arrangers of this Amendment, and, to the extent invoiced in reasonable detail at least three Business Days prior to the First Amendment Effective Date, all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document;
(e)    Legal Opinions; Certificates. the Administrative Agent shall have received legal opinions and closing certificates (consistent with those delivered on the Closing Date pursuant to clauses (f) and (g) of Section 5.1 of the Credit Agreement), together with appropriate insertions and attachments (including true and complete copies of resolutions of the board of directors or a duly authorized committee thereof for each of the Loan Parties approving and authorizing the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement as amended hereby and a good standing certificate (or the equivalent thereof) for the Borrower and the other Loan Parties from their respective jurisdictions of formation); and
(f)    USA PATRIOT Act. the Lenders shall have received from the Borrower and each of the Loan Parties documentation and other information requested by any Lender no less than 5 Business Days prior to the First Amendment Effective Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
SECTION FIVE – REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. In order to induce the Lenders to enter into this Amendment, each of the Loan Parties represents and warrants, on the First Amendment Effective Date, to each of the Lenders and the Administrative Agent that:
(a)    the execution, delivery and performance by such loan party of this Amendment is within such Loan Party’s corporate or other powers, has been authorized by all necessary corporate or other organizational action, except (other than with respect to the Borrower), to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect, and has been duly executed and delivered on behalf of the Loan Parties party hereto;
(b)    this Amendment, the Credit Agreement, as amended hereby, and the Guarantee and Collateral Agreement, as amended hereby, each constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing;
(c)    all of the representations and warranties contained in the Credit Agreement, as amended hereby, and in the other Loan Documents are true and correct in all material respects on the First Amendment Effective Date as if made on and as of such date (unless such representation or warranty relates to a specific date, in which case such representation or warranty were true and correct in all material respects as of such specific date); and
(d)    no Default or Event of Default exists as of the First Amendment Effective Date after giving effect to this Amendment and the borrowing of the Refinancing Tranche B Term Loans.
The Administrative Agent shall give prompt notice in writing to the Borrower of the occurrence of the First Amendment Effective Date. It is understood that such writing may be delivered or furnished by electronic communication.
SECTION SIX – SECURITY. The Loan Parties acknowledge that (a) the Refinancing Tranche B Term Loans constitute Borrower Obligations (as defined in the Guarantee and Collateral Agreement, as amended hereby) and (b) notwithstanding the effectiveness of this Amendment, (i) the Guarantee and Collateral Agreement, as amended hereby, shall continue to be in full force and effect, (ii) the Guarantor Obligations of each Guarantor are not impaired or, except as expressly set forth herein, affected and (iii) all guarantees made by the Loan Parties pursuant to the Guarantee and Collateral Agreement, as amended hereby, and all Liens granted by the Loan Parties as security for the Borrower Obligations (including the Refinancing Tranche B Term Loans) and the Guarantor Obligations pursuant to the Guarantee and Collateral Agreement, as amended hereby, continue in full force and effect; and, further, confirm and ratify their respective obligations under each of the Loan Documents executed by the Loan Parties, as amended hereby.
SECTION SEVEN – SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION EIGHT – CONTINUING EFFECT; NO OTHER WAIVERS OR AMENDMENTS. Except as expressly set forth herein, this Amendment shall not (i) constitute a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement (other than with respect to the Existing Tranche B Term Loans) or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or (ii) by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Loan Parties under the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement, as amended hereby, or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement, as amended hereby, or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement, as amended hereby, or any other Loan Document in similar or different circumstances. After the First Amendment Effective Date, any reference in any Loan Document to the Credit Agreement shall mean the Credit Agreement, as amended hereby, and any reference in any Loan Document to the Guarantee and Collateral Agreement shall mean the Guarantee and Collateral Agreement, as amended hereby. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
SECTION NINE – COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic (i.e. “pdf”) transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION TEN – PAYMENT OF FEES AND EXPENSES. The Borrower agrees (a) to pay to (i) each Revolving Lender and Tranche A Term Lender that shall have executed and unconditionally delivered to the Administrative Agent (or its counsel) a counterpart to this Amendment at or prior to 12:00 noon, New York City time, on August 9, 2013, an amendment fee in an amount equal to 0.125% of the sum of (x) the aggregate Revolving Commitments (whether used or unused) of such Lender and (y) the aggregate principal amount of Tranche A Term Loans of such Lender, in each case outstanding on the First Amendment Effective Date and (ii) each Exchanging Lender an exchange fee in an amount equal to 0.25% of the aggregate principal amount of such Exchanging Lender’s Exchanged Refinancing Tranche B Term Loans outstanding on the First Amendment Effective Date and (c) to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment including, without limitation, the reasonable fees and disbursements and other charges of Cravath, Swaine & Moore LLP, counsel to the Administrative Agent.
SECTION ELEVEN – GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The provisions of Sections 10.12 and 10.17 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BOOZ ALLEN HAMILTON INC.
By:    /s/ Samuel R. Strickland
Name: Samuel R. Strickland
Title: Executive Vice President, Chief Financial
    Officer and Chief Administrative Officer

BOOZ ALLEN HAMILTON INVESTOR CORPORATION
By:    /s/ Samuel R. Strickland
Name: Samuel R. Strickland
Title: Executive Vice President, Chief Financial
    Officer and Chief Administrative Officer

BOOZ ALLEN HAMILTON ENGINEERING HOLDING CO., LLC
By:    /s/ Samuel R. Strickland
Name: Samuel R. Strickland
Title: Vice President

BOOZ ALLEN HAMILTON ENGINEERING SERVICES, LLC
By:    /s/ Samuel R. Strickland
Name: Samuel R. Strickland
Title: Vice President

SDI TECHNOLOGY CORPORATION
By:    /s/ Samuel R. Strickland
Name: Samuel R. Strickland
Title: Vice President

ASE, INC.
By:    /s/ John D. Mayer
Name: John D. Mayer
Title: President

BOOZ ALLEN HAMILTON INTERNATIONAL, INC.
By:    /s/ Michael W. Jones
Name: Michael W. Jones
Title: President

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and New Refinancing Tranche B Term Lender

By:    /s/ Laura Warner
Name:    Laura Warner
Title:    Director

I. Election (Check Box “A” OR Box “B”):

A. □ CONSENT ONLY (REVOLVING LENDERS AND TRANCHE A TERM LENDERS): By checking this box, the undersigned Lender hereby consents to the Amendment.

OR

B.    □ CONSENT AND CASHLESS SETTLEMENT OPTION (TRANCHE B TERM LENDERS ONLY):
By checking this box, the undersigned Tranche B Term Lender hereby consents to the Amendment and agrees to exchange (on a cashless basis) 100% of the outstanding principal amount of its Existing Tranche B Term Loans (or such lesser amount allocated to such Tranche B Term Lender by the Administrative Agent) for Exchanged Refinancing Tranche B Term Loans in an equal principal amount.

Principal amount of Existing Tranche B Term Loans: $___________________

II. Signature:

Name of Institution: _[Lender Signature Pages on File with the Administrative Agent]

by
Name:
Title:
For any institution requiring a second signature line:
by
Name:
Title:

SCHEDULE I
New Refinancing Tranche B Term Loans

New Refinancing Tranche B Term Lender	New Refinancing Tranche B Term Loan Amount
Bank of America, N.A.	$147,140,457.79
TOTAL	$147,140,457.79

[[NYCORP:3423311v8:3128W: 08/14/2013--12:38 PM]]